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                                                                      EXHIBIT 11
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                        Alabama National BanCorporation
                 Computation of Earnings Per Share (Unaudited)
                   (In thousands, except per share amounts)
                   ----------------------------------------
                                                                    Per Share
                                              Income      Shares     Amount
                                             --------    --------   ---------
THREE MONTHS ENDED SEPTEMBER 30, 2000
Basic EPS net income.......................   $ 6,206     11,047      $0.56
                                                                     ======
Effect of dilutive securities..............         -        172
                                             --------    -------
Diluted EPS................................   $ 6,206     11,219      $0.55
                                             ========    =======     ======

THREE MONTHS ENDED SEPTEMBER 30, 1999
Basic EPS net income.......................   $ 5,720     11,127      $0.51
                                                                     ======
Effect of dilutive securities..............         -        188
                                             --------    -------
Diluted EPS................................   $ 5,720     11,315      $0.51
                                             ========    =======     ======

NINE MONTHS ENDED SEPTEMBER 30, 2000
Basic EPS net income.......................   $17,767     11,059      $1.61
                                                                     ======
Effect of dilutive securities..............         -        162
                                             --------    -------
Diluted EPS................................   $17,767     11,221      $1.58
                                             ========    =======     ======

NINE MONTHS ENDED SEPTEMBER 30, 1999
Basic EPS net income.......................   $16,119     11,084      $1.45
                                                                     ======
Effect of dilutive securities..............         -        189
                                             --------    -------
Diluted EPS................................   $16,119     11,273      $1.43
                                             ========    =======     ======

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